Howard Hughes Holdings Inc. Supplemental Information Three Months Ended March 31, 2024 NYSE: HHH Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward-Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” "will," “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (SEC) on February 27, 2024. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO), and net operating income (NOI). Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities, and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. Total Operating Assets NOI and Total Seaport NOI represent NOI as defined above with the addition of our share of NOI from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns. While FFO, Core FFO, AFFO, and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO, and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO, and NOI may not be comparable to FFO, Core FFO, AFFO, and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO, and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers, and certain shareholders on Forms 3, 4, and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 Seaport Operating Performance 19 OTHER PORTFOLIO METRICS Completed Condominiums 20 Under Construction Condominiums 21 Predevelopment Condominiums 22 Summary of Remaining Development Costs 23 Portfolio Key Metrics 24 MPC Performance 25 MPC Land 26 Lease Expirations 27 Other Assets and Acquisition / Disposition Activity 28 Debt Summary 29 Reconciliations of Non-GAAP Measures 31

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail, or multi-family property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of March 31, 2024, unless otherwise noted. This excludes Master Planned Community (MPC) and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factor, such as lease structure, lease rates, and tenant bases, have on our operating results, gross margins, and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. In-Place NOI - We define In-Place NOI as forecasted current year NOI for all properties included in the Operating Assets segment as of the end of the current period. Total Operating Assets NOI and Total Seaport NOI - These terms represent NOI as defined above with the addition of our share of NOI from unconsolidated ventures. Estimated Stabilized NOI - Estimated Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s In-Place NOI is compared to its Estimated Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Estimated Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets segment are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties, and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

Company Profile - Summary & Results

NYSE: HHH

Q1 2024 Company Performance

Diluted Earnings / Share	$ (1.06)
FFO / Diluted Share	$ (0.06)
Core FFO / Diluted Share	$ (0.12)
AFFO / Diluted Share	$ (0.29)

Recent Company Highlights

HOUSTON, Mar. 4, 2024 - The community of Bridgeland has been named "Master Planned Community of the Year" by the National Association of Home Builders (NAHB), receiving top honors at The Nationals 2024 awards gala in Las Vegas. Bridgeland, an 11,500-acre master planned community in the Greater Houston region developed by Howard Hughes Holdings Inc. (HHH), was celebrated for its exceptional quality of life and natural setting only 30 miles northwest of Downtown Houston that have made it one of the top-selling communities in the nation.

HONOLULU, Mar. 19, 2024 - Howard Hughes Holdings Inc. (HHH) announced a joint venture partnership with Discovery Land Company for the development of a new residential tower, 'Ilima Ward Village, in the premier location within the acclaimed 60-acre master planned community of Ward Village in the heart of Honolulu. 'Ilima is designed to deliver an unrivaled island living experience with a refined aesthetic, expansive amenities, and sweeping ocean and Diamond Head views. 'Ilima, along with its companion tower Melia Ward Village, is being designed by celebrated architecture firm Robert A.M. Stern Architects.

Performance Highlights



Office
48%
Q1 '24
Operating
Assets
NOI
$63.5M
Multi-family
26%
Other
5%
Retail
21%



Bridgeland
68%
Q1 '24
MPC EBT
$24.3M
Teravalis
3%
Summerlin
29%



Kalae
4%
The Park
Ward Village
2%
Ritz-Carlon
Residences
22%
Q1 '24
Condos
Contracted
252 units
The Launiu
72%

Operating Portfolio by Region



Summerlin
NEVADA
Bridgeland
TEXAS
The Woodlands Hills
TEXAS
Seaport
NEW YORK
Ward Village
HAWAII
Teravalis
ARIZONA
The Woodlands
TEXAS
Columbia
MARYLAND

HOWARD HUGHES

5

Company Profile - Summary & Results (cont.)

Q1 2024 Path to Estimated Stabilized NOI

Currently Under Construction


Retail
27%
Office
32%
Multi-family
41%
Estimated
Stabilized
NOI
$23.8M

Retail Sq. Ft.	153,900
Office Sq. Ft.	233,000
Multi-family Units	268

Currently Unstabilized


Retail
8%
Office
27%
Multi-family
65%
Estimated
Stabilized
NOI
$30.9M

Retail Sq. Ft.	80,777
Office Sq. Ft.	265,898
Multi-family Units	1,029

Currently Stabilized


Other
7%
Retail
20%
Office
52%
Multi-family
21%
Estimated
Stabilized
NOI
$303.1M

Retail Sq. Ft.	2,197,067
Office Sq. Ft.	6,258,743
Multi-family Units	4,558

Total


Other
6%
Retail
19%
Office
49%
Multi-family
26%
Estimated
Stabilized
NOI
$357.8M

Retail Sq. Ft.	2,431,744
Office Sq. Ft.	6,757,641
Multi-family Units	5,855

Q1 2024 Operating Results by Property Type

Currently Unstabilized


Retail
16%
Office
39%
Multi-family
45%
Q1 '24
Actual NOI
$1.2M

Currently Stabilized


Other
4%
Office
48%
Retail
22%
Multi-family
26%
Q1 '24
Actual NOI
$62.2M

Total


Other
5%
Office
48%
Retail
21%
Multi-family
26%
Q1 '24
Actual NOI
$63.5M

Path to Estimated Stabilized NOI charts exclude Seaport NOI, units, and square footage. See page 19 for Seaport NOI and other project information. See page 4 for definitions of Under Construction, Unstabilized, Stabilized, and Net Operating Income (NOI).

HOWARD HUGHES

6

Financial Summary

thousands except share price and billions	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Company Profile					
Share price (a)	$ 72.62	$ 85.55	$ 74.13	$ 78.92	$ 80.00
Market Capitalization (b)	$3.6b	$4.3b	$3.7b	$3.9b	$4.0b
Enterprise Value (c)	$8.6b	$9.0b	$8.4b	$8.5b	$8.4b
Weighted avg. shares - basic	49,663	49,618	49,616	49,581	49,455
Weighted avg. shares - diluted	49,663	49,681	49,616	49,581	49,455
Debt Summary					
Total debt payable (d)	$5,437,935	$5,352,610	$5,247,534	$4,996,198	$4,831,044
Fixed-rate debt	$3,597,886	$3,601,121	$3,597,960	$3,604,118	$3,607,734
Weighted avg. rate - fixed	4.59 %	4.59 %	4.55 %	4.55 %	4.55 %
Variable-rate debt, excluding condominium financing	$1,462,654	$1,444,085	$1,451,384	$1,277,571	$1,174,310
Weighted avg. rate - variable	7.93 %	7.89 %	7.79 %	6.37 %	6.20 %
Condominium debt outstanding at end of period	$ 377,395	$ 307,404	$ 198,190	$ 114,509	$ 49,000
Weighted avg. rate - condominium financing	9.66 %	9.74 %	9.91 %	7.17 %	7.00 %
Leverage ratio (debt to enterprise value)	62.68 %	59.00 %	61.50 %	57.95 %	57.00 %
General and Administrative					
General and administrative (G&A) (e)(f)	$ 30,902	$ 25,822	$ 21,601	$ 20,217	$ 23,553
Less: Non-cash stock compensation	(1,841)	(1,725)	(1,699)	(1,606)	(3,443)
Cash G&A (g)	$ 29,061	$ 24,097	$ 19,902	$ 18,611	$ 20,110

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times diluted weighted average shares.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs.
(e) G&A expense includes $1.6 million of severance and bonus costs and $2.1 million of non-cash stock compensation related to our former General Counsel for the first quarter of 2023.
(f) G&A expense includes $9.2 million in the first quarter of 2024 and $4.5 million in the fourth quarter of 2023 of expenses associated with the planned spinoff of Seaport Entertainment.
(g) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.

HOWARD HUGHES

7

Financial Summary (cont.)

thousands		Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Segment Metrics						
Operating Assets						
Operating Assets NOI	$	58,264 $	52,497 $	60,710 $	66,123 $	54,310
Company's share of NOI from unconsolidated ventures		5,222	1,837	2,121	1,960	4,860
Total Operating Assets NOI	$	63,486 $	54,334 $	62,831 $	68,083 $	59,170
MPC						
MPC Segment EBT	$	24,251 $	139,323 $	84,798 $	54,926 $	62,372
Seaport						
Seaport NOI	$	(8,605) $	(6,584) $	(902) $	(2,446) $	(5,585)
Company's share of NOI from unconsolidated ventures (a)		(8,902)	(11,617)	(8,603)	(9,262)	(9,591)
Total Seaport NOI	$	(17,507) $	(18,201) $	(9,505) $	(11,708) $	(15,176)
Condo Gross Profit						
Condominium rights and unit sales	$	23 $	792 $	25,962 $	14,866 $	6,087
Adjusted condominium rights and unit cost of sales (b)		(861)	973	(22,537)	(13,191)	(4,536)
Condo adjusted gross profit (c)	$	(838) $	1,765 $	3,425 $	1,675 $	1,551

(a) The Company's share of NOI related to the Tin Building by Jean-Georges and the Lawn Club is calculated using our current partnership funding provisions.

(b) Excludes a $3.0 million charge in the first quarter of 2024 and a $16.1 million charge in the second quarter of 2023 of the estimated costs related to construction defects at the Waiea tower. The sixth and final amendment of resolution of disputes and release agreement was executed during the first quarter of 2024, thereby releasing the Company from any further claims or demands from the Waiea homeowners association arising from or relating to the construction or repair of the condominium project. HHH believes it should be entitled to recover all the repair costs from the general contractor, other responsible parties, and insurance proceeds; however, it can provide no assurances that all or any portion of the costs will be recovered.

(c) The fluctuations in Condo adjusted gross profit are attributed to the timing of condo sales. The next tower, Victoria Place, is not scheduled for completion until late 2024.

HOWARD HUGHES

8

HOWARD HUGHES 9 thousands except par values and share amounts (unaudited) March 31, 2024 December 31, 2023 ASSETS Master Planned Communities assets $ 2,481,538 $ 2,445,673 Buildings and equipment 4,207,900 4,177,677 Less: accumulated depreciation (1,071,110) (1,032,226) Land 303,380 303,685 Developments 1,438,924 1,272,445 Net investment in real estate 7,360,632 7,167,254 Investments in unconsolidated ventures 213,433 220,258 Cash and cash equivalents 462,700 631,548 Restricted cash 429,130 421,509 Accounts receivable, net 111,117 115,045 Municipal Utility District receivables, net 584,222 550,884 Deferred expenses, net 145,833 142,561 Operating lease right-of-use assets 45,649 44,897 Other assets, net 283,175 283,047 Total assets $ 9,635,891 $ 9,577,003 LIABILITIES Mortgages, notes, and loans payable, net $ 5,391,243 $ 5,302,620 Operating lease obligations 53,065 51,584 Deferred tax liabilities, net 70,697 87,835 Accounts payable and other liabilities 1,108,131 1,076,040 Total liabilities 6,623,136 6,518,079 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,714,750 issued, and 50,243,739 outstanding as of March 31, 2024, 56,495,791 shares issued, and 50,038,014 outstanding as of December 31, 2023 567 565 Additional paid-in capital 3,993,152 3,988,496 Retained earnings (accumulated deficit) (436,173) (383,696) Accumulated other comprehensive income (loss) 3,897 1,272 Treasury stock, at cost, 6,471,011 shares as of March 31, 2024, and 6,457,777 shares as of December 31, 2023 (614,818) (613,766) Total stockholders' equity 2,946,625 2,992,871 Noncontrolling interests 66,130 66,053 Total equity 3,012,755 3,058,924 Total liabilities and equity $ 9,635,891 $ 9,577,003 Balance Sheets

HOWARD HUGHES 10 thousands except per share amounts (unaudited) Q1 2024 Q1 2023 REVENUES Condominium rights and unit sales $ 23 $ 6,087 Master Planned Communities land sales 32,415 59,361 Rental revenue 107,751 97,864 Other land, rental, and property revenues 18,383 18,968 Builder price participation 12,566 14,009 Total revenues 171,138 196,289 EXPENSES Condominium rights and unit cost of sales 3,861 4,536 Master Planned Communities cost of sales 12,904 22,003 Operating costs 74,289 72,387 Rental property real estate taxes 14,695 15,419 Provision for (recovery of) doubtful accounts 834 (2,420) General and administrative 30,902 23,553 Depreciation and amortization 52,247 52,009 Other 3,818 3,571 Total expenses 193,550 191,058 OTHER Gain (loss) on sale or disposal of real estate and other assets, net 4,794 4,730 Other income (loss), net 891 4,981 Total other 5,685 9,711 Operating income (loss) (16,727) 14,942 Interest income 8,118 4,092 Interest expense (41,918) (38,137) Equity in earnings (losses) from unconsolidated ventures (19,135) (4,802) Income (loss) before income taxes (69,662) (23,905) Income tax expense (benefit) (17,195) (1,278) Net income (loss) (52,467) (22,627) Net (income) loss attributable to noncontrolling interests (10) (118) Net income (loss) attributable to common stockholders $ (52,477) $ (22,745) Basic income (loss) per share $ (1.06) $ (0.46) Diluted income (loss) per share $ (1.06) $ (0.46) Statements of Operations

Same Store NOI - Operating Assets Segment

thousands	YTD Q1 2024	YTD Q1 2023	$ Change	% Change
Same Store Office				
Houston, TX	$ 20,243	$ 18,554	$ 1,689	9 %
Columbia, MD	6,098	6,177	(79)	(1)%
Las Vegas, NV	4,258	3,054	1,204	39 %
Total Same Store Office	**30,599**	**27,785**	**2,814**	**10 %**
Same Store Retail				
Houston, TX	3,039	3,405	(366)	(11)%
Columbia, MD	1,068	592	476	80 %
Las Vegas, NV	5,987	6,217	(230)	(4)%
Honolulu, HI	4,478	4,519	(41)	(1)%
Total Same Store Retail	**14,572**	**14,733**	**(161)**	**(1)%**
Same Store Multi-family				
Houston, TX	9,716	9,527	189	2 %
Columbia, MD	2,612	1,158	1,454	126 %
Las Vegas, NV	1,788	1,948	(160)	(8)%
Company's share of NOI from unconsolidated ventures	2,001	1,811	190	10 %
Total Same Store Multi-family	**16,117**	**14,444**	**1,673**	**12 %**
Same Store Other				
Houston, TX	955	1,507	(552)	(37)%
Columbia, MD	451	—	451	100%
Las Vegas, NV	(1,845)	(2,398)	553	23 %
Honolulu, HI	(184)	68	(252)	(371)%
Company's share of NOI from unconsolidated ventures	3,221	3,049	172	6 %
Total Same Store Other	**2,598**	**2,226**	**372**	**17 %**
Total Same Store NOI	**63,886**	**59,188**	**4,698**	**8 %**
Non-Same Store NOI	**(400)**	**(18)**	**(382)**	**(2122)%**
Total Operating Assets NOI	**$ 63,486**	**$ 59,170**	**$ 4,316**	**7 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

HOWARD HUGHES

11

HOWARD HUGHES 12 thousands Q1 2024 Q4 2023 Q3 2023 Q2 2023 Q1 2023 Same Store Metrics Stabilized Leasing Percentages Office 88% 88% 87% 89% 86 % Retail 95% 96% 95% 96% 96 % Multi-family 95% 95% 96% 98% 95 % Unstabilized Leasing Percentages Office 90% 90% 77% 72% 52 % Retail 66% 66% 64% 46% 46 % Multi-Family 65% 57% 72% 61% 34 % Same Store NOI Office $ 30,599 $ 27,493 $ 29,293 $ 33,597 $ 27,785 Retail 14,572 11,709 12,912 12,645 14,733 Multi-family 16,117 15,457 16,043 14,865 14,444 Other 2,598 224 4,825 6,666 2,226 Total Same Store NOI $ 63,886 $ 54,883 $ 63,073 $ 67,773 $ 59,188 Quarter over Quarter Change in Same Store NOI 16% (13) % (7) % 15 % See page 4 for definitions of Same Store Properties and Same Store NOI. Same Store Performance - Operating Assets Segment

NOI by Region, excluding Seaport

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q1 2024 Occupied (b)		Q1 2024 Leased (b)		Q1 2024 Occupied (%)		Q1 2024 Leased (%)		In-Place NOI	Estimated Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100%	3,969,487	—	3,446,303	—	3,555,444	—	87 %	— %	90 %	— %	$ 80,840	$ 107,400	—
Office - Columbia	100%	1,753,291	—	1,318,299	—	1,455,618	—	75 %	— %	83 %	— %	19,880	33,520	—
Office - Summerlin	100%	535,965	—	500,274	—	506,810	—	93 %	— %	95 %	— %	13,000	15,680	—
Retail - Houston	100%	352,064	—	298,584	—	321,953	—	85 %	— %	91 %	— %	11,070	12,400	—
Retail - Columbia	100%	101,609	—	101,609	—	101,609	—	100 %	— %	100 %	— %	2,680	2,720	—
Retail - Hawai'i	100%	808,569	—	753,595	—	763,832	—	93 %	— %	94 %	— %	13,410	18,930	—
Retail - Summerlin	100%	803,145	—	749,902	—	769,415	—	93 %	— %	96 %	— %	22,010	26,300	—
Multi-family - Houston (d)	100%	34,386	2,968	30,509	2,760	32,220	2,809	89 %	93 %	94 %	95 %	38,920	40,000	—
Multi-family - Columbia (d)	Various	97,294	1,199	74,589	1,115	87,585	1,135	77 %	93 %	90 %	95 %	16,420	16,870	—
Multi-family - Summerlin	100%	—	391	—	367	—	374	— %	94 %	— %	96 %	7,410	7,650	—
Other - Summerlin (e)	Various	—	—	—	—	—	—	— %	— %	— %	— %	9,050	14,280	—
Other Assets (e)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	5,020	7,380	—
Total Stabilized Properties (f)												**$ 239,710**	**$ 303,130**	—
Unstabilized Properties														
Office - Summerlin	100%	265,898	—	189,678	—	239,166	—	71 %	— %	90 %	— %	4,170	8,380	1.8
Retail - Hawai'i	100%	48,170	—	10,488	—	31,840	—	22 %	— %	66 %	— %	950	2,440	1.6
Multi-family - Houston	100%	—	263	—	56	—	74	— %	21 %	— %	28 %	(930)	4,860	2.0
Multi-family - Columbia (d)	100%	32,607	472	—	285	22,496	309	— %	60 %	69 %	65 %	5,750	9,320	1.8
Multi-Family - Summerlin	100%	—	294	—	80	—	91	— %	27 %	— %	31 %	2,160	5,890	2.8
Total Unstabilized Properties												**$ 12,100**	**$ 30,890**	**2.1**

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13

NOI by Region, excluding Seaport (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q1 2024 Occupied (b)		Q1 2024 Leased (b)		Q1 2024 Occupied (%)		Q1 2024 Leased (%)		In-Place NOI	Estimated Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Columbia	100 %	86,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 3,200	2.8
Office - Summerlin	100 %	147,000	—	—	—	—	—	— %	— %	— %	— %	n/a	4,300	3.8
Retail - Houston	100 %	28,000	—	—	—	—	—	— %	— %	— %	— %	n/a	1,930	4.3
Retail - Hawai‘i	100 %	58,900	—	—	—	—	—	— %	— %	— %	— %	n/a	2,660	4.0
Retail - Summerlin	100 %	67,000	—	—	—	—	—	— %	— %	— %	— %	n/a	1,800	2.8
Multi-family - Houston	100 %	—	268	—	—	—	—	— %	— %	— %	— %	n/a	9,890	3.8
Total Under Construction Properties												**n/a**	**$ 23,780**	**3.6**
Total / Wtd. Avg. for Portfolio												**$ 251,810**	**$ 357,800**	**3.1**

(a) Includes our share of NOI from our unconsolidated ventures.
(b) Occupied and Leased metrics are as of March 31, 2024.
(c) The expected stabilization date used in the Time to Stabilize calculation for all unstabilized and under construction assets is set at the maximum stabilization period of 36 months from the in-service or expected in-service date. If an Unstabilized property achieves 90% occupancy prior to this date, it will move to Stabilized.
(d) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) These assets can be found on page 16 of this presentation.
(f) For Stabilized Properties, the difference between In-Place NOI and Estimated Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.

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14

Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q1 2024 % Occupied (a)	Q1 2024 % Leased (a)	In-Place NOI (b)	Est. Stabilized NOI (b)
Office							
One Hughes Landing	Houston, TX	100 %	200,639	61 %	65 %	$ 2,350	$ 5,200
Two Hughes Landing	Houston, TX	100 %	197,950	87 %	87 %	4,460	5,270
Three Hughes Landing	Houston, TX	100 %	321,649	83 %	94 %	7,410	8,580
1725 Hughes Landing Boulevard	Houston, TX	100 %	339,608	51 %	52 %	(80)	7,430
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,237	100 %	100 %	8,120	8,370
2201 Lake Woodlands Drive	Houston, TX	100 %	22,259	100 %	100 %	480	490
Lakefront North	Houston, TX	100 %	258,058	98 %	98 %	6,630	6,530
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	4,650	4,740
9303 New Trails	Houston, TX	100 %	98,283	42 %	42 %	90	1,530
3831 Technology Forest Drive	Houston, TX	100 %	97,360	100 %	100 %	2,530	2,450
3 Waterway Square	Houston, TX	100 %	227,617	91 %	91 %	4,000	5,900
4 Waterway Square	Houston, TX	100 %	217,952	83 %	90 %	4,370	5,900
The Woodlands Towers at the Waterway (c)	Houston, TX	100 %	1,395,599	96 %	99 %	34,340	43,510
1400 Woodloch Forest	Houston, TX	100 %	94,276	83 %	84 %	1,490	1,500
Columbia Office Properties	Columbia, MD	100 %	67,066	83 %	83 %	570	1,190
Merriweather Row	Columbia, MD	100 %	925,584	73 %	77 %	7,310	12,930
One Mall North	Columbia, MD	100 %	99,806	49 %	49 %	310	1,280
One Merriweather	Columbia, MD	100 %	209,959	99 %	99 %	5,300	5,820
Two Merriweather	Columbia, MD	100 %	124,639	87 %	94 %	1,880	3,100
6100 Merriweather	Columbia, MD	100 %	326,237	69 %	98 %	4,510	9,200
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,440	4,520
One Summerlin	Las Vegas, NV	100 %	207,292	85 %	86 %	5,910	6,440
Two Summerlin	Las Vegas, NV	100 %	147,139	97 %	100 %	2,650	4,720
Total Office			**6,258,743**			**$ 113,720**	**$ 156,600**
Retail							
Creekside Park West	Houston, TX	100 %	72,976	85 %	92 %	$ 2,070	$ 2,200
Hughes Landing Retail	Houston, TX	100 %	125,709	81 %	92 %	4,670	4,990
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	520	540
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	82 %	88 %	920	1,800
20/25 Waterway Avenue	Houston, TX	100 %	51,543	87 %	87 %	2,000	2,000
Waterway Square Retail	Houston, TX	100 %	21,513	100 %	100 %	890	870
Color Burst Park Retail	Columbia, MD	100 %	12,410	100 %	100 %	330	410
Rouse Building	Columbia, MD	100 %	89,199	100 %	100 %	2,350	2,310
Ward Village Retail	Honolulu, HI	100 %	808,569	93 %	94 %	13,410	18,930
Downtown Summerlin (d)	Las Vegas, NV	100 %	803,145	93 %	96 %	22,010	26,300
Total Retail			**2,065,387**			**$ 49,170**	**$ 60,350**

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15

Stabilized Properties - Operating Assets Segment (cont.)

					Q1 2024 % Occupied (a)		Q1 2024 % Leased (a)			
thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Rentable Sq. Ft.	Units	Rentable Sq. Ft.	Units	In-Place NOI (b)	Estimated Stabilized NOI (b)
Multi-family										
Creekside Park	Houston, TX	100 %	—	292	n/a	94 %	n/a	95 %	$ 2,840	$ 3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	94 %	n/a	97 %	4,080	4,210
Lakeside Row	Houston, TX	100 %	—	312	n/a	91 %	n/a	92 %	2,790	3,090
Millennium Six Pines	Houston, TX	100 %	—	314	n/a	93 %	n/a	94 %	3,730	3,770
Millennium Waterway	Houston, TX	100 %	—	393	n/a	95 %	n/a	96 %	3,870	3,910
One Lakes Edge	Houston, TX	100 %	22,971	390	83 %	94 %	91 %	96 %	7,280	7,260
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	91 %	n/a	94 %	2,640	2,610
Two Lakes Edge	Houston, TX	100 %	11,415	386	100 %	93 %	100 %	95 %	8,400	8,750
Starling at Bridgeland	Houston, TX	100 %	—	358	— %	90 %	— %	92 %	3,290	3,400
Juniper	Columbia, MD	100 %	55,677	382	66 %	94 %	89 %	95 %	8,700	9,160
The Metropolitan	Columbia, MD	50 %	13,591	380	72 %	93 %	72 %	94 %	3,400	3,460
TEN.m.flats	Columbia, MD	50 %	28,026	437	100 %	92 %	100 %	95 %	4,320	4,250
Constellation	Las Vegas, NV	100 %	—	124	n/a	96 %	n/a	99 %	2,280	2,500
Tanager	Las Vegas, NV	100 %	—	267	n/a	93 %	n/a	94 %	5,130	5,150
Total Multi-family (e)			**131,680**	**4,558**					**$ 62,750**	**$ 64,520**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	n/a	100 %	n/a	100 %	n/a	$ 440	$ 280
The Woodlands Warehouse	Houston, TX	100 %	125,801	n/a	100 %	n/a	100 %	n/a	1,430	1,520
Woodlands Sarofim	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	200	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	—	1,600
Houston Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,590	3,160
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,910	1,900
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	640	590
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,000	4,640
Las Vegas Ballpark (f)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	5,410	9,050
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	(1,550)	(1,330)
Total Other			**135,801**	**—**					**$ 14,070**	**$ 21,660**
Total Stabilized									**$ 239,710**	**$ 303,130**

(a) Percentage Occupied and Percentage Leased are as of March 31, 2024.
(b) For Stabilized Properties, the difference between In-Place NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.
(c) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway.
(d) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 39,700 sq. ft. of office space.
(e) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(f) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators.

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16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q1 2024 % Occupied (a) Rentable Sq. Ft.	Q1 2024 % Occupied (a) Units	Q1 2024 % Leased (a) Rentable Sq. Ft.	Q1 2024 % Leased (a) Units	Development Costs Incurred to Date	Total Estimated Development Costs	In-Place NOI	Est. Stabilized NOI (b)	Est. Stab. Date (c)	Est. Stab. Yield
Office														
1700 Pavilion	Las Vegas, NV	100 %	265,898	—	71 %	n/a	90 %	n/a	$ 103,644	$ 123,015	$ 4,170	$ 8,380	2025	7 %
Total Office			**265,898**	**—**					**$ 103,644**	**$ 123,015**	**$ 4,170**	**$ 8,380**		
Retail														
A'ali'i (d)	Honolulu, HI	100 %	11,175	—	60 %	n/a	100 %	n/a	$ —	$ —	$ 330	$ 550	2025	— %
Kō'ula (d)	Honolulu, HI	100 %	36,995	—	10 %	n/a	56 %	n/a	—	—	620	1,890	2025	— %
Total Retail			**48,170**	**—**					**$ —**	**$ —**	**$ 950**	**$ 2,440**		
Multi-family														
Wingspan (e)	Houston, TX	100 %	—	263	— %	21 %	— %	28 %	$ 65,173	$ 87,048	$ (930)	$ 4,860	2026	6 %
Tanager Echo	Las Vegas, NV	100 %	—	294	— %	27 %	— %	31 %	85,588	86,853	2,160	5,890	2026	7 %
Marlow	Columbia, MD	100 %	32,607	472	— %	60 %	69 %	65 %	120,329	130,490	5,750	9,320	2025	7 %
Total Multi-Family (f)			**32,607**	**1,029**					**$ 271,090**	**$ 304,391**	**$ 6,980**	**$ 20,070**		
Total Unstabilized									**$ 374,734**	**$ 427,406**	**$ 12,100**	**$ 30,890**		

(a) Percentage Occupied and Percentage Leased are as of March 31, 2024.
(b) Company estimates of Estimated Stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) The expected stabilization date for all unstabilized assets is set at the maximum stabilization period of 36 months from the in-service date. If a property achieves 90% occupancy prior to this date, it will move to Stabilized.
(d) Condominium retail Development costs incurred to date and Total estimated development costs are combined with their respective condominium costs on page 20 of this supplement.
(e) Wingspan, our first single-family rental community in Bridgeland, welcomed its first residents in October 2023. As of March 31, 2024, 63% of the property has been placed in service. The remaining 37% is expected to be placed in service in the second quarter of 2024.
(f) Multi-family square feet represent ground floor retail, whereas multi-family units represent residential units for rent.

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17

Under Construction Properties - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Estimated Rentable Square Feet	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Development Costs Incurred to Date	Total Estimated Development Costs	Est. Stabilized NOI	Est. Stab. Yield
Office										
10285 Lakefront Medical Office	Columbia, MD	100 %	86,000	48 %	Q3 2022	2027	$ 26,609	$ 49,930	$ 3,200	6 %
Meridian (c)	Las Vegas, NV	100 %	147,000	— %	Q4 2022	2027	31,224	55,459	4,300	8 %
Total Office			**233,000**				**$ 57,833**	**$ 105,389**	**$ 7,500**	
Retail										
Village Green at Bridgeland Central	Houston, TX	100 %	28,000	16 %	Q1 2024	2028	$ 3,237	$ 22,159	$ 1,930	9 %
Summerlin Grocery Anchored Center	Las Vegas, NV	100 %	67,000	75 %	Q3 2023	2027	10,161	46,372	1,800	4 %
Ulana Ward Village (d)	Honolulu, HI	100 %	32,100	— %	Q1 2023	2028	—	—	760	— %
The Park Ward Village (d)	Honolulu, HI	100 %	26,800	— %	Q4 2022	2028	—	—	1,900	— %
Total Retail			**153,900**				**$ 13,398**	**$ 68,531**	**$ 6,390**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family										
1 Riva Row	Houston, TX	100 %	268	$ 4,015	Q3 2023	2028	$ 18,652	$ 155,997	$ 9,890	6 %
Total Multi-family			**268**				**$ 18,652**	**$ 155,997**	**$ 9,890**	
Total Under Construction							**$ 89,883**	**$ 329,917**	**$ 23,780**	

(a) Represents leases signed as of March 31, 2024.
(b) The expected stabilization date for all under construction assets is set 36 months from the expected in-service date.
(c) Subsequent to quarter end, Meridian was completed and placed in-service.
(d) Condominium retail Development costs incurred to date and Total estimated development costs are combined with their respective condominium costs on page 21 of this supplement.

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18

Seaport Operating Performance

Q1 2024 *thousands except sq. ft.*	Landlord Operations (a)	Landlord Operations - Multi-family (b)	Managed Businesses (c)	Tin Building (d)	Events and Sponsorships (e)	Q1 2024 Total
Revenues (f)	$ 3,271	$ 346	$ 4,004	$ 2,853	$ 1,028	$ 11,502
Operating expenses (f)	(9,526)	(197)	(7,146)	(662)	(3,954)	(21,485)
Adjustments to arrive at NOI	1,402	(91)	—	67		1,378
Seaport NOI	$ (4,853)	$ 58	$ (3,142)	$ 2,258	$ (2,926)	$ (8,605)
Company's share of NOI from unconsolidated ventures (f)	—	—	(156)	(8,746)	—	(8,902)
Total Seaport NOI (g)	$ (4,853)	$ 58	$ (3,298)	$ (6,488)	$ (2,926)	$ (17,507)
Rentable Square Feet / Units						
Total square feet / units	322,860	13,000 / 21	71,272	53,783	24,577	
Leased square feet / units (h)	178,373	— / 21	65,660	53,783	24,577	
% Leased (h)	55 %	— % / 100 %	92 %	100 %	100 %	
Development						
Development costs incurred to date	$ 568,216	$ —	$ —	$ 201,961	$ —	$ 770,177

(a) Landlord Operations represents physical real estate in the Historic District and Pier 17 developed and owned by HHH and leased to third parties.
(b) Landlord Operations - Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(c) Managed Businesses represents retail and food and beverage businesses in the Historic District and Pier 17 that HHH owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended March 31, 2024, these businesses include, among others, The Fulton, Mister Dips, Carne Mare, and Malibu Farm. Managed Businesses also includes the Company's share of NOI from Lawn Club and Jean-Georges Restaurants. During the third quarter of 2023, the Ssäm Bar restaurant closed. The Company and Momofuku are in the process of dissolving the venture.
(d) The Company owns 100% of the Tin Building (Landlord Operations) with 100% of the space leased to The Tin Building by Jean-Georges joint venture, in which the Company has an equity ownership interest.
(e) Events and Sponsorships includes private events, catering, sponsorships, concert series, and other rooftop activities.
(f) Rental revenue earned from and expense paid by businesses we wholly own and operate is eliminated in consolidation. For joint ventures where the Company is the landlord, the Company recognizes 100% of rental revenue earned. The Company's share of rental expense paid by joint ventures is included in the Company's share of NOI from unconsolidated ventures.
(g) Total Seaport NOI includes NOI from businesses we wholly own and operate as well as the Company's share of NOI from unconsolidated ventures. See page 32 for the reconciliation of Total Seaport NOI.
(h) Leased square footage and percent leased for Landlord Operations includes agreements with terms of less than one year.

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19

HOWARD HUGHES 20 As of March 31, 2024 Waiea Anaha Ae`o Ke Kilohana ‘A‘ali‘i Kō'ula Total Key Metrics ($ in thousands) Location Ward Village Ward Village Ward Village Ward Village Ward Village Ward Village Type of building Luxury Luxury Upscale Workforce Upscale Upscale Number of units 177 317 465 423 750 565 2,697 Condo Sq. Ft. 378,488 449,205 389,663 294,273 390,097 409,612 2,311,338 Street retail Sq. Ft. 7,716 16,048 70,800 28,386 11,175 36,995 171,120 Stabilized retail NOI $290 $1,190 $2,170 $970 $550 $1,890 $7,060 Stabilization year 2017 2020 2019 2020 2025 2025 Development progress ($ in thousands) Completion date Q4 2016 Q4 2017 Q4 2018 Q2 2019 Q4 2021 Q3 2022 Total estimated development cost $627,254 $403,796 $430,086 $217,318 $390,437 $487,039 $2,555,930 Development costs incurred to date 610,522 403,796 430,086 217,318 384,444 450,965 2,497,131 Estimated remaining to be spent $16,732 $— $— $— $5,993 $36,074 $58,799 Financial Summary ($ in thousands) Units closed through Q1 2024 177 317 465 423 750 565 2,697 Total % of units closed or under contract 100% 100% 100% 100% 100% 100% 100% Units closed in Q1 2024 — — — — — — — Total GAAP revenue recognized $698,228 $515,882 $512,981 $218,549 $536,942 $635,071 $3,117,653 Completed Condominiums

Under Construction Condominiums

As of March 31, 2024	Victoria Place	The Park Ward Village	Ulana Ward Village	Total
Key Metrics (*$ in thousands*)				
Location	Ward Village	Ward Village	Ward Village	
Type of building	Luxury	Upscale	Workforce	
Number of units	349	545	696	1,590
Avg. unit Sq. Ft.	1,164	847	623	819
Condo Sq. Ft.	406,351	461,360	433,773	1,301,484
Street retail Sq. Ft. (a)	n/a	26,800	32,100	58,900
Stabilized retail NOI	n/a	$1,900	$760	$2,660
Stabilization year	n/a	2028	2028	
Development progress (*$ in thousands*)				
Start date	Q1 2021	Q4 2022	Q1 2023	
Estimated Completion date	Q4 2024	2026	2025	
Total estimated development cost	$511,343	$605,150	$402,914	$1,519,407
Development costs incurred to date	383,594	159,314	119,502	662,410
Estimated remaining to be spent	$127,749	$445,836	$283,412	$856,997
Financial Summary (*$ in thousands*)				
Units under contract through March 31, 2024	349	517	696	1,562
Units remaining to be sold through March 31, 2024	—	28	—	28
Total % of units closed or under contract	100.0%	94.9%	100.0%	98.2%
Units under contract in Q1 2024	—	5	—	5
Square footage closed / under contract	406,351	440,242	433,773	1,280,366
Total % square footage closed / under contract	100.0%	95.4%	100.0%	98.4%
Total cash received (closings & deposits)	$159,901	$135,841	$37,482	$333,224
Total future GAAP revenue under contract	$777,314	$680,870	$372,581	$1,830,765
Expected avg. price per Sq. Ft.	$1,850 - $1,900	$1,500 - $1,550	$850 - $900	
Deposit Reconciliation (*thousands*)				
Spent towards construction	$152,755	$42,918	$37,225	$232,898
Held for future use (b)	—	90,997	257	91,254
Held for closings (b)	7,146	1,926	—	9,072
Total deposits from sales commitment	$159,901	$135,841	$37,482	$333,224

(a) Expected construction cost per retail square foot for all completed, under construction, and predevelopment condos is approximately $1,300.
(b) Total deposits held for future use and held for closings are included in Restricted cash.

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21

Predevelopment Condominiums

As of March 31, 2024	Kalae	The Launiu	The Ritz-Carlton Residences	Total
Key Metrics (*$ in thousands*)				
Location	Ward Village	Ward Village	The Woodlands	
Type of building	Luxury	Luxury	Luxury	
Number of units	329	485	111	925
Avg. unit Sq. Ft.	1,207	950	2,524	1,230
Condo Sq. Ft.	397,203	460,735	280,172	1,138,110
Street retail Sq. Ft. (a)	2,000	10,000	5,800	17,800
Estimated Completion date	2027	2027	2027	
Financial Summary (*$ in thousands*)				
Units under contract through March 31, 2024	296	182	56	534
Units remaining to be sold through March 31, 2024	33	303	55	391
Total % of units closed or under contract	90.0%	37.5%	50.5%	57.7%
Units under contract in Q1 2024	9	182	56	247
Square footage closed / under contract	368,929	161,336	149,073	679,338
Total % square footage closed / under contract	92.9%	35.0%	53.2%	59.7%
Total cash received (closings & deposits)	$148,809	$31,802	$13,973	$194,584
Total future GAAP revenue under contract	$749,657	$298,957	$245,750	$1,294,364
Expected avg. price per Sq. Ft.	$2,000 - $2,050	$1,850 - $1,900	$1,650 - $1,700	
Deposit Reconciliation (*thousands*)				
Held for future use (b)	$148,809	$31,802	$—	$180,611
Held for closings (b)	—	—	13,973	13,973
Total deposits from sales commitment	$148,809	$31,802	$13,973	$194,584

(a) Expected construction cost per retail square foot for all completed, under construction, and predevelopment condos is approximately $1,300.
(b) Total deposits held for future use and held for closings are included in Restricted cash.

HOWARD HUGHES

22

Summary of Remaining Development Costs

As of March 31, 2024 *thousands*	Location	Total Estimated Development Costs (a)	Development Costs Incurred to Date	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (b)	Estimated Completion Date
Juniper (c)	Columbia, MD	$ 116,386	$ 114,055	$ 2,331	$ —	$ —	$ 2,331	Completed
Marlow (c)	Columbia, MD	130,490	120,329	10,161	—	9,511	650	Completed
6100 Merriweather (c)	Columbia, MD	138,221	121,148	17,073	—	—	17,073	Completed
Starling at Bridgeland (d)	Houston, TX	60,572	56,349	4,223	—	4,722	(499)	Completed
Wingspan (e)	Houston, TX	87,048	65,173	21,875	—	19,091	2,784	Completed
1700 Pavilion (c)	Las Vegas, NV	123,015	103,644	19,371	—	15,763	3,608	Completed
Tanager Echo	Las Vegas, NV	86,853	85,588	1,265	—	42	1,223	Completed
Total Operating Assets		742,585	666,286	76,299	—	49,129	27,170	
10285 Lakefront Medical Office (d)	Columbia, MD	49,930	26,609	23,321	—	23,758	(437)	Q2 2024
1 Riva Row	Houston, TX	155,997	18,652	137,345	—	93,299	44,046	2025
Village Green at Bridgeland Central	Houston, TX	22,159	3,237	18,922	—	16,900	2,022	2025
Meridian	Las Vegas, NV	55,459	31,224	24,235	—	24,134	101	Q2 2024
Summerlin Grocery Anchored Center	Las Vegas, NV	46,372	10,161	36,211	—	18,000	18,211	Q3 2024
‘A‘ali‘i	Honolulu, HI	390,437	384,444	5,993	—	—	5,993	Completed
Kō'ula	Honolulu, HI	487,039	450,965	36,074	16,179	—	19,895	Completed
The Park Ward Village	Honolulu, HI	605,150	159,314	445,836	93,984	350,758	1,094	2026
Ulana Ward Village	Honolulu, HI	402,914	119,502	283,412	—	212,024	71,388	2025
Victoria Place	Honolulu, HI	511,343	383,594	127,749	—	73,717	54,032	Q4 2024
Waiea (f)	Honolulu, HI	627,254	610,522	16,732	—	—	16,732	Completed
Total Strategic Developments		3,354,054	2,198,224	1,155,830	110,163	812,590	233,077	
Total		$ 4,096,639	$ 2,864,510	$ 1,232,129	$ 110,163	$ 861,719	$ 260,247	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Development Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs, retail costs, and certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Development Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances, and as necessary, the postponement of certain projects.

(c) Remaining cost is related to lease-up and tenant build-out.

(d) Negative balance relates to costs paid by HHH, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

(e) Wingspan, our first single-family rental community in Bridgeland, welcomed its first residents in October 2023. As of March 31, 2024, 63% of the property has been placed in service. The remaining 37% is expected to be placed in service in the second quarter of 2024.

(f) Total estimated cost includes $158.4 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

HOWARD HUGHES

23

Portfolio Key Metrics

	MPC Regions							Non-MPC Regions			
	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Teravalis	Floreo (a)	Total	Columbia	Hawai'i	Seaport	Total
As of March 31, 2024	Houston, TX	Houston, TX	Houston, TX	Las Vegas, NV	Phoenix, AZ	Phoenix, AZ	MPC Regions	Columbia, MD	Honolulu, HI	New York, NY	Non-MPC
Stabilized Properties											
Office Sq.Ft.	3,969,487	—	—	535,965	—	—	4,505,452	1,753,291	—	—	1,753,291
Retail Sq. Ft. (b)	318,503	—	67,947	803,145	—	—	1,189,595	198,903	808,569	13,000	1,020,472
Multi-family units	2,298	—	670	391	—	—	3,359	1,199	—	21	1,220
Other Sq. Ft.	135,801	—	—	—	—	—	135,801	—	—	—	—
Unstabilized Properties											
Office Sq.Ft.	—	—	—	265,898	—	—	265,898	—	—	178,763	178,763
Retail Sq.Ft.	—	—	—	—	—	—	—	32,607	48,170	293,729	374,506
Multi-family units	—	—	263	294	—	—	557	472	—	—	472
Under Construction Properties											
Office Sq.Ft.	—	—	—	147,000	—	—	147,000	86,000	—	—	86,000
Retail Sq.Ft.	—	—	28,000	67,000	—	—	95,000	—	58,900	—	58,900
Multi-family units	268	—	—	—	—	—	268	—	—	—	—
Condominiums											
Number of units	111	—	—	—	—	—	111	—	5,101	—	5,101
Units remaining to be sold through March 31, 2024	55	—	—	—	—	—	55	—	364	—	364
Residential Land											
Total gross acreage	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	101,445 ac	16,450 ac	n/a	n/a	n/a
Current Residents	123,000	2,700	23,000	127,000	—	—	275,700	n/a	n/a	n/a	n/a
Remaining saleable acres	35 ac	690 ac	1,640 ac	2,462 ac	15,804 ac	809 ac	21,440 ac	n/a	364	n/a	n/a
Estimated price per acre (c)	$1,923	$346	$501	$1,309	$751	$779		n/a	n/a	n/a	
Commercial Land											
Total acreage remaining	716 ac	167 ac	1,052 ac	551 ac	10,531 ac	457 ac	13,474 ac	96 ac	n/a	n/a	96 ac
Estimated price per acre (c)	$950	$532	$752	$1,176	$206	$151		n/a	n/a	n/a	

Portfolio Key Metrics include 100% of square footage, units, and acreage associated with joint venture projects. Retail space in multi-family assets shown as retail square feet.

(a) This represents 100% of Floreo gross and remaining saleable acreage and 100% of the estimated price per acre expected to be achieved. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method.

(b) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 39,700 Sq. Ft. of additional office space above our retail space.

(c) Residential and commercial pricing represents the Company's estimate of price per acre (in thousands) per its 2024 land models.

HOWARD HUGHES

24

HOWARD HUGHES 25 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Total Floreo (a) thousands Q1 2024 Q1 2023 Q1 2024 Q1 2023 Q1 2024 Q1 2023 Q1 2024 Q1 2023 Q1 2024 Q1 2023 Q1 2024 Q1 2023 Q1 2024 Q1 2023 Revenues: Residential land sale revenues $ — $ 10,101 $ 215 $ 2,111 $ 18,438 $ 12,206 $ 8,509 $ 7,185 $ — $ — $ 27,162 $ 31,603 $ 13,298 $ — Commercial land sale revenues 10 — 3 6 5,240 27,752 — — — — 5,253 27,758 — — Builder price participation 226 108 574 714 2,182 1,248 9,584 11,939 — — 12,566 14,009 — — Other land sale revenues 225 230 19 29 48 166 3,602 3,198 — 20 3,894 3,643 — — Total revenues 461 10,439 811 2,860 25,908 41,372 21,695 22,322 — 20 48,875 77,013 13,298 — Expenses: Cost of sales - residential land — (5,060) (82) (1,012) (7,597) (3,967) (3,427) (2,977) — — (11,106) (13,016) (9,481) — Cost of sales - commercial land (2) — (1) (2) (1,795) (8,985) — — — — (1,798) (8,987) — — Real estate taxes (1,356) (1,436) (23) (5) (1,481) (912) (476) (459) (3) (4) (3,339) (2,816) (36) (48) Land sales operations (1,652) (1,788) (554) (836) (2,180) (2,687) (4,164) (3,728) (256) (493) (8,806) (9,532) (1,022) (528) Total operating expenses (3,010) (8,284) (660) (1,855) (13,053) (16,551) (8,067) (7,164) (259) (497) (25,049) (34,351) (10,539) (576) Depreciation and amortization (30) (30) (2) (2) (31) (31) (37) (34) (10) (10) (110) (107) (30) (23) Interest income (expense), net 229 273 953 589 4,423 6,314 9,641 8,636 — — 15,246 15,812 (304) (353) Other (loss) income, net — (103) — — — — — — — — — (103) — — Equity in earnings (losses) from unconsolidated ventures (b) — — — — — — (15,923) 4,630 1,212 (522) (14,711) 4,108 — — MPC Segment EBT $ (2,350) $ 2,295 $ 1,102 $ 1,592 $ 17,247 $ 31,104 $ 7,309 $ 28,390 $ 943 $ (1,009) $ 24,251 $ 62,372 $ 2,425 $ (952) (a) This represents 100% of Floreo EBT. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Equity in earnings (losses) from unconsolidated ventures for Summerlin reflects our share of earnings in The Summit joint venture and for Teravalis our share of earnings in our Floreo joint venture. MPC Performance

MPC Land

thousands, except acres	Consolidated MPC Segment										Floreo (a)	
	The Woodlands		The Woodlands Hills		Bridgeland		Summerlin		Teravalis			
	Q1 2024	Q1 2023	Q1 2024	Q1 2023	Q1 2024	Q1 2023	Q1 2024	Q1 2023	Q1 2024	Q1 2023	Q1 2024	Q1 2023
Key Performance Metrics:												
Residential												
Total acres closed in current period	— ac	3.5 ac	0.4 ac	4.9 ac	30.7 ac	22.5 ac	— ac	0.7 ac	— ac	— ac	51.6 ac	— ac
Price per acre achieved	$—	$2,886	$538	$431	$601	$542	$—	$2,857	$—	$—	$758	$—
Avg. gross margins	—%	49.9%	61.9%	52.1%	58.8%	67.5%	—%	58.6%	—%	—%	28.7%	—%
Commercial												
Total acres closed in current period	— ac	— ac	— ac	— ac	3.5 ac	108.8 ac	— ac	— ac	— ac	— ac	— ac	— ac
Price per acre achieved	$—	$—	$—	$—	$801	$247	$—	$—	$—	$—	$—	$—
Avg. gross margins	— %	— %	—%	— %	58.8 %	67.6%	— %	—%	—%	—%	—%	—%
Avg. combined before-tax net margins	— %	49.9%	61.9%	52.1%	58.8 %	67.6%	—%	58.6%	—%	—%	28.7%	—%
Key Valuation Metrics:												
Remaining saleable acres (b)												
Residential	35 ac		690 ac		1,640 ac		2,462 ac		15,804 ac		809 ac	
Commercial	716 ac		167 ac		1,052 ac		551 ac		10,531 ac		457 ac	
Projected est. % superpads / lot size	—%	/ — ac	—%	/ — ac	—%	/ — ac	66%	/ 0.25 ac	—%	/ — ac	—%	/ — ac
Projected est. % single-family detached lots / lot size	79%	/ 0.16 ac	81%	/ 0.21 ac	90%	/ 0.19 ac	—%	/ — ac	81%	/ 0.22 ac	100%	/ 0.17 ac
Projected est. % single-family attached lots / lot size	21%	/ 0.14 ac	19%	/ 0.12 ac	8%	/ 0.08 ac	—%	/ — ac	19%	/ 0.11 ac	—%	/ — ac
Projected est. % custom homes / lot size	—%	/ — ac	—%	/ — ac	2%	/ 0.62 ac	34%	/ 1 ac	—%	/ — ac	—%	/ — ac
Estimated builder sale velocity (c)	NM		24		88		96		NM		NM	
Projected GAAP gross margin (d)	76.0%	75.8%	62.1%	52.1%	58.8%	67.5%	64.1%	61.4%	38.0%	40.7%	28.7%	34.8%
Projected cash gross margin (d)	96.7%		88.9%		78.2%		80.4%		39.3%		52.6%	
Residential sellout / Commercial buildout date estimate												
Residential	2026		2032		2035		2043		2086		2032	
Commercial	2034		2033		2046		2039		2086		2035	

(a) This represents 100% of Floreo metrics. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method.
(b) Saleable acres can fluctuate from period to period as a result of a master planning process.
(c) Represents the average monthly builder homes sold over the last twelve months ended March 31, 2024.
(d) Projected GAAP gross margin is based on expected GAAP MPC land sales revenues and MPC cost of sales. This measure includes all future projected revenues less all remaining historical development costs incurred to date and remaining future projected cash development costs. Projected cash gross margin represents the net cash margin expected to be received in the future and includes all future projected revenues less all remaining future projected cash development costs. The projected cash gross margin does not include remaining historical development costs incurred to date. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold.

NM Not meaningful.

HOWARD HUGHES
26

HOWARD HUGHES 27 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2024 $ 11,176 4.18% $ 39.40 $ 3,972 3.45% $ 46.00 2025 14,289 5.34% 42.97 20,409 17.69% 51.39 2026 10,918 4.08% 41.86 10,689 9.27% 41.56 2027 31,594 11.80% 41.92 6,993 6.07% 41.89 2028 17,335 6.47% 45.69 9,261 8.03% 53.49 2029 30,235 11.29% 47.50 8,723 7.57% 55.11 2030 26,143 9.76% 49.14 6,651 5.77% 64.83 2031 16,002 5.98% 53.65 5,255 4.56% 56.79 2032 56,811 21.21% 53.14 5,395 4.68% 56.35 2033 15,331 5.73% 41.89 16,013 13.88% 66.84 Thereafter 38,103 14.16% 52.57 22,017 19.03% 40.80 Total $ 267,937 100.00% $ 115,378 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Office and Retail Lease Expirations Total Office and Retail Portfolio as of March 31, 2024 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032 Retail 2032 Office 2033 Retail 2033 Office 2034+ Retail 2034+ 0% 6% 12% 18% 24% 30% Lease Expirations

HOWARD HUGHES 28 Other Assets Property Name Location % Ownership Acres Notes West End Alexandria Alexandria, VA 58% 41 West End Alexandria is a joint venture formed to redevelop the former Landmark Mall into four million square feet of residential, retail, commercial, and entertainment offerings with a central plaza and a network of parks and public transportation. The development will be anchored by a new state-of-the-art hospital and medical campus. Demolition began in the second quarter of 2022 and was completed in 2023, with completion of infrastructure work expected in 2025. 80% Interest in Fashion Show Air Rights Las Vegas, NV 80% N/A The air rights above the Fashion Show Mall located on the Las Vegas Strip will be included in the planned Seaport Entertainment spinoff. 250 Water Street New York, NY 100% 1 This full-block surface parking lot at the entrance of the Seaport will be included in the planned Seaport Entertainment spinoff. Other Assets Acquisition / Disposition Activity Q1 2024 Dispositions Date Sold Property % Ownership Location Acres / Rentable Sq. Ft. Sale Price February, 2024 Creekside Park Medical Plaza 100% Houston, TX 32,689 sq. ft. $14.0 million Acquisition / Disposition Activity

Debt Summary

thousands	March 31, 2024	December 31, 2023
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages payable	1,482,958	1,485,494
Special Improvement District bonds	64,928	65,627
Variable-rate debt		
Secured mortgages payable, excluding condominium financing	987,654	969,085
Condominium financing	377,395	307,404
Secured Bridgeland Notes due 2026	475,000	475,000
Mortgages, notes and loans payable	5,437,935	5,352,610
Deferred financing costs	(46,692)	(49,990)
Mortgages, notes, and loans payable, net	$ 5,391,243	$ 5,302,620

	Net Debt on a Segment Basis as of March 31, 2024 (a)						
thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes, and loans payable, net	**$ 2,329,858**	**$ 535,637**	**$ 113,187**	**$ 381,681**	**$ 3,360,363**	**$ 2,030,880**	**$ 5,391,243**
Mortgages, notes, and loans payable of unconsolidated ventures (b)	90,587	53,511	68	—	144,166	—	144,166
Less:							
Cash and cash equivalents	(14,904)	(114,494)	(2,034)	(20,541)	(151,973)	(310,727)	(462,700)
Cash and cash equivalents of unconsolidated ventures (b)	(1,591)	(13,225)	(10,473)	(4,023)	(29,312)	—	(29,312)
Special Improvement District receivables	—	(75,447)	—	—	(75,447)	—	(75,447)
Municipal Utility District receivables, net	—	(581,255)	—	(2,967)	(584,222)	—	(584,222)
TIF receivable	—	—	—	(3,807)	(3,807)	—	(3,807)
Net Debt	**$ 2,403,950**	**$ (195,273)**	**$ 100,748**	**$ 350,343**	**$ 2,659,768**	**$ 1,720,153**	**$ 4,379,921**

	Consolidated Debt Maturities and Contractual Obligations as of March 31, 2024						
thousands	Remaining in 2024	2025	2026	2027	2028	Thereafter	Total
Mortgages, notes, and loans payable (c)	$ 257,027	$ 547,809	$ 988,528	$ 302,229	$ 835,522	$ 2,506,820	$ 5,437,935
Interest payments (d)	230,416	264,470	209,688	157,034	131,845	279,899	1,273,352
Ground lease commitments (e)	1,944	2,937	2,992	3,049	3,108	240,242	254,272
Total	**$ 489,387**	**$ 815,216**	**$ 1,201,208**	**$ 462,312**	**$ 970,475**	**$ 3,026,961**	**$ 6,965,559**

(a) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure, and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(b) Each segment includes our share of the Mortgages, notes, and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in unconsolidated ventures.
(c) We expect $246.0 million due in 2024 to be repaid with condo closings.
(d) Interest is based on the borrowings that are presently outstanding and current floating interest rates without the effects of interest rate derivatives.
(e) Primarily relates to Seaport ground lease with initial expiration in 2072 and extension options through 2120. Future cash payments are not inclusive of extension options.

HOWARD HUGHES
29

Debt Summary (cont.)

thousands		Q1 2024 Principal	Range of Interest Rates (a)		Weighted-average Interest Rate (a)	Weighted-average Years to Maturity (b)
Operating Assets						
Office	$	1,183,180	3.43 %	9.38 %	5.64 %	4.8
Retail		260,113	3.50 %	8.32 %	6.00 %	4.8
Multi-family		836,678	3.13 %	8.37 %	5.06 %	5.3
Other		67,612	3.65 %	8.18 %	5.19 %	12.1
Total Operating Assets	$	2,347,583	3.13 %	9.38 %	5.46 %	5.2
Master Planned Communities (c)	$	475,000	7.62 %	7.62 %	7.62 %	2.4
Seaport (d)	$	115,000	9.20 %	9.20 %	9.20 %	2.4
Strategic Developments						
Condominiums	$	377,395	7.50 %	10.41 %	9.66 %	0.9
Office		8,028	7.62 %	8.67 %	8.22 %	17.0
Multi-family		1	7.39 %	8.06 %	7.39 %	6.4
Total Strategic Developments	$	385,424	7.39 %	10.41 %	9.63 %	1.2
Bonds						
Corporate Bonds	$	2,050,000	4.13 %	5.38 %	4.66 %	5.3
SID Bonds		64,928	4.13 %	7.00 %	5.22 %	25.7
Total Bonds	$	2,114,928	4.13 %	7.00 %	4.68 %	5.9
Total (e)	$	5,437,935	3.13 %	10.41 %	5.72 %	4.9

(a) Includes the impact of interest rate derivatives.
(b) Does not include extension options, some of which have performance requirements.
(c) Represents Secured Bridgeland Notes.
(d) Represents 250 Water Street mortgage.
(e) Excludes the Company's share of debt related to its unconsolidated ventures, which totaled $144.2 million as of March 31, 2024.

HOWARD HUGHES

30

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI

thousands	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Total revenues	$ 110,152	$ 104,406	$ 116,874	$ 121,427	$ 100,925
Total operating expenses	(51,395)	(52,329)	(55,786)	(54,452)	(47,599)
Segment operating income (loss)	58,757	52,077	61,088	66,975	53,326
Depreciation and amortization	(44,156)	(47,094)	(43,127)	(40,878)	(39,632)
Interest income (expense), net	(33,476)	(36,308)	(31,884)	(30,285)	(28,911)
Other income (loss), net	408	(155)	(244)	(40)	2,282
Equity in earnings (losses) from unconsolidated ventures	5,817	(2,342)	1,364	2,042	1,905
Gain (loss) on sale or disposal of real estate and other assets, net	4,794	3,162	16,050	(16)	4,730
Gain (loss) on extinguishment of debt	—	(96)	—	—	—
Operating Assets segment EBT	**(7,856)**	**(30,756)**	**3,247**	**(2,202)**	**(6,300)**
Add back:					
Depreciation and amortization	44,156	47,094	43,127	40,878	39,632
Interest (income) expense, net	33,476	36,308	31,884	30,285	28,911
Equity in (earnings) losses from unconsolidated ventures	(5,817)	2,342	(1,364)	(2,042)	(1,905)
(Gain) loss on sale or disposal of real estate and other assets, net	(4,794)	(3,162)	(16,050)	16	(4,730)
(Gain) loss on extinguishment of debt	—	96	—	—	—
Impact of straight-line rent	(847)	408	(470)	(1,081)	(1,113)
Other	(54)	167	336	269	(185)
Operating Assets NOI	**58,264**	**52,497**	**60,710**	**66,123**	**54,310**
Company's share of NOI from equity investments	1,980	1,837	2,121	1,960	1,827
Distributions from Summerlin Hospital investment	3,242	—	—	—	3,033
Company's share of NOI from unconsolidated ventures	5,222	1,837	2,121	1,960	4,860
Total Operating Assets NOI	**$ 63,486**	**$ 54,334**	**$ 62,831**	**$ 68,083**	**$ 59,170**

HOWARD HUGHES

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Reconciliation of Non-GAAP Measures

Reconciliation of Seaport segment EBT to Total NOI

thousands	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Total revenues	$ 11,502	$ 17,780	$ 29,490	$ 22,804	$ 11,897
Total operating expenses	(21,485)	(24,582)	(33,303)	(26,665)	(18,916)
Segment operating income (loss)	(9,983)	(6,802)	(3,813)	(3,861)	(7,019)
Depreciation and amortization	(5,757)	(5,987)	(10,808)	(10,469)	(10,527)
Interest income (expense), net	(2,012)	(790)	1,358	1,311	1,186
Other income (loss), net	—	(3)	313	(1,601)	1
Equity in earnings (losses) from unconsolidated ventures	(10,280)	(13,150)	(46,619)	(10,896)	(10,820)
Gain (loss) on extinguishment of debt	—	—	(48)	—	—
Provision for impairment	—	—	(672,492)	—	—
Seaport segment EBT	**(28,032)**	**(26,732)**	**(732,109)**	**(25,516)**	**(27,179)**
Add back:					
Depreciation and amortization	5,757	5,987	10,808	10,469	10,527
Interest (income) expense, net	2,012	790	(1,358)	(1,311)	(1,186)
Equity in (earnings) losses from unconsolidated ventures (a)	10,280	13,150	46,619	10,896	10,820
(Gain) loss on extinguishment of debt	—	—	48	—	—
Impact of straight-line rent	502	360	435	546	586
Other (income) loss, net (b)	876	(139)	2,163	2,470	847
Provision for impairment (a)	—	—	672,492	—	—
Seaport NOI	**(8,605)**	**(6,584)**	**(902)**	**(2,446)**	**(5,585)**
Company's share of NOI from unconsolidated ventures (c)	(8,902)	(11,617)	(8,603)	(9,262)	(9,591)
Total Seaport NOI	**$ (17,507)**	**$ (18,201)**	**$ (9,505)**	**$ (11,708)**	**$ (15,176)**

(a) During the third quarter of 2023, HHH recorded a $709.5 million pre-tax impairment charge related to the Seaport, comprised of $672.5 million recognized in Provision for impairment and $37.0 million recognized in equity losses from unconsolidated ventures. The Seaport assets were impaired due to reductions in estimated future cash flows resulting from significant uncertainty of future performance as stabilization and profitability are taking longer than expected, pressure on the current cost structure, lower demand for office space, as well as an increase in the capitalization rate and a decrease in restaurant multiples used to evaluate future cash flows.

(b) Includes miscellaneous development-related items.

(c) The Company's share of NOI related to the Tin Building by Jean-Georges and the Lawn Club is calculated using our current partnership funding provisions.

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HOWARD HUGHES 33 RECONCILIATIONS OF NET INCOME TO FFO thousands except share amounts Q1 2024 Q1 2023 Net income attributable to common shareholders $ (52,477) $ (22,745) Adjustments to arrive at FFO: Segment real estate related depreciation and amortization 51,442 51,209 (Gain) loss on sale or disposal of real estate and other assets, net (4,794) (4,730) Income tax expense adjustments: Gain on sale or disposal of real estate and other assets, net 1,191 1,041 Reconciling items related to noncontrolling interests 10 118 Company's share of the above reconciling items from unconsolidated joint ventures 1,752 746 FFO $ (2,876) $ 25,639 Adjustments to arrive at Core FFO: Severance expenses 771 1,596 Non-real estate related depreciation and amortization 805 800 Straight-line amortization (343) (527) Deferred income tax expense (benefit) (19,104) (1,885) Non-cash fair value adjustments related to hedging instruments (1,205) (2,679) Share-based compensation 3,181 4,771 Other non-recurring expenses 13,008 3,571 Company's share of the above reconciling items from unconsolidated joint ventures 20 1 Core FFO $ (5,743) $ 31,287 Adjustments to arrive at AFFO: Tenant and capital improvements (7,230) (5,282) Leasing commissions (1,331) (636) AFFO $ (14,304) $ 25,369 FFO per diluted share value $ (0.06) $ 0.52 Core FFO per diluted share value $ (0.12) $ 0.63 AFFO per diluted share value $ (0.29) $ 0.51 Reconciliations of Net Income to FFO, Core FFO and AFFO